Exhibit 99.1

—NEWS RELEASE—

Company Contact: Joseph Czyzyk Mercury Air Group, Inc. (310) 827-2737	Investor Relations: David Herbst/Amado Zavada The MWW Group (213) 486-6560 ext.317

Mercury Air Group, Inc. Reports First Quarter Results

Los Angeles, CA (November 12, 2004) — Mercury Air Group, Inc. (AMEX: MAX), reported net income for the three-month period ended September 30, 2004 of $64,000, or $0.02 per basic and diluted share, $4,000 less than the income from continuing operations, net of taxes, reported for the same period last year of $68,000, or $0.02 per basic and diluted share. For the first quarter of fiscal 2004, the Company reported a net loss of $302,000, or $0.10 per basic and diluted share, which included a loss from discontinued operations, net of taxes, of $370,000, or $0.12 per basic and diluted share.

Revenue from continuing operations for the first quarter of fiscal 2005 was $125,491,000 as compared to revenue from continuing operations of $79,710,000 for the same period last year, an increase of $45,781,000 or 57.4%. The increase in revenue from continuing operations is primarily due to the higher aviation fuel prices driven by higher worldwide petroleum product prices. The Company’s gross margin from continuing operations for the first quarter of fiscal 2005 was $4,291,000, an increase of $780,000, or 22.2%, as compared to the gross margin from continuing operations of $3,511,000 in the first quarter of fiscal 2004.

“Without the significant financing costs associated with our prior high levels of debt, we are pleased to report relatively stable earnings from continuing operations on a comparable quarter to quarter basis,” said Joseph Czyzyk, President and CEO of Mercury Air Group, Inc.

Revenue for the Company’s MercFuel, Inc. (“MercFuel”) subsidiary was $108,804,000 on sales volume of 74,429 thousand gallons, or 809 thousand gallons per day, in the first quarter of fiscal 2005 as compared to sales revenue of $64,990,000 on sales volume of 64,270 thousand gallons, or 699 thousand gallons per day, for the first quarter last year. MercFuel’s average per gallon aviation fuel sales price in the first quarter of fiscal 2005 was $1.462 as compared to last year’s first quarter per gallon average aviation fuel sales price of $1.011. MercFuel realized sales volume increases in both the commercial sales unit, where sales volume increased 7,335 thousand gallons, or 13%, to 63,616 thousand gallons, and in the corporate and fractional ownership aviation unit, where sales volume increased 2,824 thousand gallons, or 35.3%, to 10,813 thousand gallons.

The Company’s Mercury Air Cargo, Inc. (“Air Cargo”) subsidiary had revenue of $11,190,000 in the first quarter of fiscal 2005, an increase of $2,296,000 or 25.8% from last year’s first quarter revenue of $8,894,000. Air Cargo’s gross margin was $1,326,000 in the first quarter of fiscal 2005 versus a gross margin of $773,000 in the first quarter of fiscal 2004. Air Cargo handled increased tonnage in both its warehouse handling and its cargo management operations. The cargo warehouse tonnage throughput was 45.5 million tons in the first quarter of fiscal 2005 as compared to 36.1 million tons during the same period last year. The tonnage of air freight managed by the cargo management operations was 2.7 million tons during the first quarter of fiscal 2005 as compared to 1.8 million tons during the same period last year.

Maytag Aircraft Corporation (“Maytag”), Mercury’s subsidiary engaged in government services, had revenue of $5,363,000 in the first quarter of fiscal 2005 as compared to $5,826,000 in the first quarter of fiscal 2004 resulting in gross margin of $1,311,000 in the first quarter of fiscal 2005, essentially unchanged from the gross margin of $1,312,000 for the first quarter of fiscal 2004.

The first quarter results for fiscal 2004 include a loss from discontinued operations, net of taxes, of $370,000. The Company sold the stock in Mercury Air Centers, Inc. (“Air Centers”) to Allied Capital in April 2004. The loss from discontinued operations is comprised of the results from operations from Air Centers for the quarter less the debt service costs recognized during the quarter on the debt repaid with the proceeds from the sale.

About Mercury Air Group
Los Angeles-based Mercury Air Group (AMEX:MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates three business segments worldwide: MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

Statements contained in this news release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

MERCURY AIR GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
All amounts in thousands, except per share amounts
(Unaudited)

	Three Months Ended
	September 30,
	2004	2003
Sales and revenues:
Sales	$108,934	$64,990
Service revenues	16,557	14,720

Total sales and revenues	125,491	79,710

Costs and expenses:
Cost of sales	106,040	62,449
Operating expenses	15,160	13,750

Total costs and expenses	121,200	76,199

Gross margin (excluding depreciation and amortization)	4,291	3,511

Expenses (income):
Selling, general and administrative	2,711	2,281
Provision for bad debts	277	360
Depreciation and amortization	635	713
Interest expense	327	260
Interest and other income	(223)	(209)
Asset impairment loss	626

Total expenses (income)	4,353	3,405

Income (loss) from continuing operations before minority interest and income tax expense	(62)	106
Minority interest	181	6

Income from continuing operations before income tax expense	119	112
Income tax expense	55	44

Income from continuing operations, net of taxes	64	68
Loss from discontinued operation, net of tax benefit of $237,000 for the three months ended September 30, 2003		(370)

Net income (loss)	64	(302)
Accrued preferred stock dividends	9	9

Net income (loss) applicable to common stockholders	$55	$(311)

Income (loss) per common share:
Basic:
From continuing operations, net of taxes	$0.02	$0.02
From discontinued operations, net of taxes		(0.12)

Net income (loss) per share	$0.02	$(0.10)

Diluted:
From continuing operations, net of taxes	$0.02	$0.02
From discontinued operations, net of taxes		(0.12)

Net income (loss) per share	$0.02	$(0.10)

MERCURY AIR GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
All amounts in thousands

	September 30,	June 30,
	2004	2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,297	$4,690
Restricted cash		15,414
Trade accounts receivable, net of allowance for doubtful accounts	55,911	50,974
Inventories	2,869	1,165
Prepaid expenses and other current assets	7,874	5,696
Deferred income taxes	1,450	1,451

TOTAL CURRENT ASSETS	80,401	79,390
PROPERTY, EQUIPMENT AND LEASEHOLDS — net	8,025	10,349
NOTES RECEIVABLE, net of allowance for doubtful accounts	516	521
DEFERRED INCOME TAXES	611	611
GOODWILL	4,403	4,389
OTHER INTANGIBLE ASSETS, NET	650	700
RESTRICTED CASH	9,062	8,989
OTHER ASSETS, NET	1,218	1,008

TOTAL ASSETS	$104,886	$105,957

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,857	$33,552
Accrued expenses and other current liabilities	7,448	11,825
Current portion of long-term debt	54	139

TOTAL CURRENT LIABILITIES	46,359	45,516
LONG-TERM DEBT	14,850	17,790
DEFERRED GAIN	10,224	8,130
OTHER LONG TERM LIABILITY	502	669
DEFERRED RENT	1,100	1,257
MINORITY INTEREST		182

TOTAL LIABILITIES	73,035	73,544
MANDATORILY REDEEMABLE PREFERRED STOCK	527	518
STOCKHOLDERS’ EQUITY:
Common stock	28	30
Additional paid-in capital	19,929	20,737
Retained earnings	14,650	14,596
Accumulated other comprehensive income (loss)	68	(46)
Treasury stock	(140)	(120)
Notes receivable from officers	(3,211)	(3,302)

TOTAL STOCKHOLDERS’ EQUITY	31,324	31,895

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$104,886	$105,957

MERCURY AIR GROUP, INC.
SELECTED BUSINESS SEGMENT DATA
All dollar amounts in thousands
(Unaudited)

	Three Months Ended
	September 30,
	2004	2003
Revenue
MercFuel	$108,804	$64,990
Mercury Air Cargo	11,190	8,894
Maytag Aircraft	5,363	5,826
Other	134

Total revenue	$125,491	$79,710

Gross margin
MercFuel	$1,640	$1,426
Mercury Air Cargo	1,326	773
Maytag Aircraft	1,311	1,312
Other	14

Total gross margin	$4,291	$3,511

Depreciation and amortization
MercFuel	$121	$115
Mercury Air Cargo	384	458
Maytag Aircraft	81	81
Other	49	59

Total depreciation and amortization	$635	$713

Sales volume (thousands of gals)
MercFuel
Commercial Aviation	63,616	56,281
Corporate/Fractional Ownership	10,813	7,989

Total	74,429	64,270

Cargo tonnage (thousands of tons)
Warehouse handling	45,525	36,074
Cargo management	2,686	1,801

Total	48,211	37,875